Exhibit 10.1

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

TERMINATION

This Amended and Restated Shareholders Agreement Termination (the “Termination Agreement”) is entered into as of July 28, 2017 by and among Regional Management Corp., a Delaware corporation (the “Corporation”) and the Shareholders whose signatures are set forth below (the “Remaining Shareholders”) in order to terminate that certain Amended and Restated Shareholders Agreement dated March 27, 2012 by and among the Corporation, the Continuing Shareholders, Parallel and Palladium (the “Shareholders Agreement”).

WHEREAS, the Remaining Shareholders and the Corporation mutually desire to terminate the Shareholders Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Corporation and the Remaining Shareholders hereby agree as follows:

1.	Capitalized terms used in this Termination Agreement and not otherwise defined in this Termination Agreement have the meanings ascribed to such terms in the Shareholders Agreement.

2.	The Corporation and the Remaining Shareholders hereby agree that the Corporation and the Shareholders listed on the signature page of this Termination Agreement are the sole remaining Parties to the Shareholders Agreement.

3.	The Shareholders Agreement is hereby terminated by mutual agreement of the Corporation and the Remaining Shareholders as contemplated in Section 4.6 of the Shareholders Agreement, the Shareholders Agreement is of no further force or effect and none of the parties hereto shall have any further obligations or liabilities thereunder.

4.	This Termination Agreement may be executed in multiple counterparts, each of which shall constitute an original and each of which may bear the signature(s) of one or more of the parties hereto but which together shall constitute but a single instrument. A copy of this Termination Agreement bearing the facsimile, photostatic, PDF or other copy of the signature of a party hereto shall be as valid for all purposes as a copy of this Termination Agreement bearing that party’s original signature.

Signatures on the following page.

IN WITNESS WHEREOF, the Corporation and Remaining Shareholders have executed this Termination Agreement as of the date first written above.

Regional Management Corp.

By:	/s/ Brian Fisher
Name:	Brian Fisher
Title:	VP and General Counsel

/s/ R. A. Godley, Sr.
Richard A. Godley, Sr.

/s/ Brenda F. Kinlaw
Brenda F. Kinlaw

/s/ Pamela Denise Godley
Pamela Denise Godley as Trustee
of the Pamela Denise Godley Revocable
Trust dated December 17, 2012

C. Glynn Quattlebaum

/s/ Pamela Denise Godley
Pamela Denise Godley as Trustee
of the Haylei D. Tucker Family 2012
Irrevocable Trust dated December 17, 2012

Sherri Quattlebaum

U.S. Trust Company of Delaware as
Trustee of the Tyler Godley 2011
Irrevocable Trust dated March 28, 2011

By:	/s/ Cody A. Snyder
Name:	Cody A. Snyder
Title:	Vice President

/s/ Jesse W. Geddings
Jesse W. Geddings